Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Cinergy Corp.’s Registration Statement Nos. 33-55267, 33-55713, 33-56089, 33-56093, 33-56095, 333-51484, 333-83461, 333-83467, 333-72898, 333-72900, 333-72902, 333-81770, 333-101707 and 333-102515 of our reports dated February 11, 2005 relating to the financial statements (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective in January 1, 2003 in its accounting method for asset retirement obligations; change effective January 1, 2003 in its accounting for stock based compensation; and change effective July 1, 2003 in its accounting for the consolidation of variable interest entities) and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Cinergy Corp. for the year ended December 31, 2004.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 25, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Cincinnati Gas & Electric Company’s Registration Statement No. 333-112574 of our report dated February 11, 2005 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective in January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of The Cincinnati Gas & Electric Company for the year ended December 31, 2004.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 25, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in PSI Energy, Inc.’s Registration Statement No. 333-103304 of our report dated February 11, 2005 (which expresses an unqualified opinion on the Company’s consolidated financial statements and includes an explanatory paragraph referring to the Company’s change effective in January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of PSI Energy, Inc. for the year ended December 31, 2004.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 25, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in The Union Light, Heat and Power Company’s Registration Statement Nos. 333-119120 and 33-40245 of our report dated February 11, 2005 (which expresses an unqualified opinion on the Company’s financial statements and includes an explanatory paragraph referring to the Company’s change effective in January 1, 2003 in its accounting method for asset retirement obligations), appearing in this Annual Report on Form 10-K of The Union Light, Heat and Power Company for the year ended December 31, 2004.

/s/	Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
February 25, 2005